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                                                                    EXHIBIT 10.5

                             MEMORANDUM OF AGREEMENT

                      FOR THE SUPPLY OF GOODS AND SERVICES

                                  FOR THE MTPO

                     TELEPONO SA BARANGAY PHASE IA PROJECT

KNOW ALL MEN BY THESE PRESENTS:

This MEMORANDUM OF AGREEMENT made and entered into this 18th day of November, 1998 in Pasig City, Metro Manila, Philippines, by and between:

                  The DEPARTMENT OF TRANSPORTATION AND COMMUNICATIONS through the Municipal Telephone Projects Office (MTPO), with address at 21st Floor, Strata 100 Building, Emerald Street, Ortigas Center, Pasig City, Philippines, hereinafter referred to as MTPO and represented herein by Undersecretary/Project Director ENRICO T. VELASCO

                                            - and -

                  SR Telecom, Inc., a corporation organized and existing under the law of Canada with address at 8150 Trans Canada Highway, St. Laurent, Quebec, Canada H4S IM5, hereinafter referred to as SRT and represented herein by its Vice President, GARRY ROBERT FORBES

                                W1TNESSETH: THAT

WHEREAS, a MEMORANDUM OF AGREEMENT was signed between MTPO and SRT on October 9, 1997 covering the Supply of Goods and Services required for the Telepono Sa Barangay Project Phase I covering 9 Provinces, under loan No. 880-PHI-7535, dated March 5, 1998; said CONTRACT is attached to this MEMORANDUM OF AGREEMENT under Annex "a";

WHEREAS, this MEMORANDUM OF AGREEMENT "TSB PHASE IA"is a continuation of the TSB Phase 1 project and consists of the expansion of Barangay Telecommunications Center (BTC) in the two (2) provinces of Zamboanga del Norte and Tawi-tawi under the Phase I project and establishment of new BTCs in one (1) new province of Misamis Occidental;

WHEREAS, this project being an expansion to the Phase I project, considers with utmost importance the technical compatibility of the system, commonality of technology, spares and supports;

WHEREAS, the point-to-multipoint time division multiple access (PTMT-TDMA) microwave telephone system employed in the TSB Phase I project is a technology whose exclusive manufacturer in Canada is SRT as certified to by the Assistant Deputy Minister of Industry of the Canadian Government; said Certification is attached to the TSB Phase I CONTRACT;

WHEREAS, SRT has no subdealers selling the system at lower prices, and considering the conditions of the financing offer and the fact that SRT is the exclusive manufacturer in Canada, no suitable substitute for the system can be obtained at a more advantageous term to the government;

WHEREAS, the financing for the procurement, acquisition and installation of the PTMP-TDMA system will be secured from the Export Development Corporation of Canada (EDC) through arrangements made by SRT, and is subject to the condition that products and services to be procured from the proceeds of the loan come from a Canadian source and have the requisite Canadian content;

WHEREAS, under Section 1.2.2 of the IRR of Executive Order No. 302, for MEMORANDUM OF AGREEMENTs whose financing is provided by international financing institutions or bilateral and other sources, the loan agreements negotiated and agreed upon shall prevail; accordingly, the financing condition that the system be procured from a Canadian source prevails;

NOW THEREFORE, for and in consideration of the foregoing premises, and the stipulations herein, MTPO and SRT hereby agree as follows:

                                    ARTICLE 1
                       MEMORANDUM OF AGREEMENT DOCUMENTS

1.1 The following documents listed in priority are attached to this MEMORANDUM OF AGREEMENT and made an integral part of the MEMORANDUM OF AGREEMENT as though fully written out and set forth herein:

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         Terms of Reference of the TSB Expansion Project

         a)       The Original CONTRACT of the Telepono Sa Barangay Project
                  Phase I;

         b)       Unit Price List (UPL) of TSB Expansion Project;

         c) Price Schedules of TSB Expansion Project (including detailed breakdown of same);

         d) Technical Specifications of TSB expansion Project incorporating agreements, revisions and clarifications as mutually agreed by the parties;

         e)       Implementation Schedule;

         f)       Manufacturer's Warranty; and

         g)       General Terms and Conditions of the MEMORANDUM OF AGREEMENT.

                                    ARTICLE II
                        SCOPE OF WORK/UNDERTAKING OF SR

2.1 Description -- SRT shall prepare and complete the detailed engineering studies, the plans, specifications, and designs and submit the same for approval of the MTPO, supply the required equipments, part and materials, install the equipment and execute the construction works in accordance with the approved plans, specification and designs, implement the agreed training program and provide the maintenance assistance required hereunder.

2.2 Implementation -- SRT agrees and undertakes to prepare and complete the studies, designs, plans and specifications, supply the required parts, materials and equipment, perform the installation and construction works, provide training and assist in the maintenance of the System within the period specified in the Timetable, Annex "e" hereof.

                                   ARTICLE III
                          MEMORANDUM OF AGREEMENT PRICE

3.1 Consideration -- In consideration of the full and complete performance by SRT of its undertaking under Article II hereof, MTPO shall pay SRT the total MEMORANDUM OF AGREEMENT price of NINETY NINE MILLION THREE HUNDRED SIXTY TWO THOUSAND NINE HUNDRED SIX U.S. DOLLARS
         (US$99,362,906.00) as follows:

         3.1.1 Disbursement shall be made directly to SRT by Export Development Corporation of Canada (EDC) upon presentation of the appropriate documentation in accordance with the General Conditions of the MEMORANDUM OF AGREEMENT, Annex "G" hereof.

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         3.1.2    FOR EQUIPMENT (Representing the amount of US Dollars Due)

                  a) 15% downpayment upon effectivity of this MEMORANDUM OF AGREEMENT

                  b)       50% upon shipment

                  c)       15% upon installation

                  d)       10% upon provisional acceptance

                  e)       10% upon final acceptance

         3.1.3    FOR SERVICES (Representing the Amount of US Dollars Due)

                  a) 15% downpayment upon effectivity of this MEMORANDUM OF AGREEMENT

                  b) 75% of Engineering Services upon Design Freeze on per province basis.

                  c) 15% of Installation services upon Design Freeze on per province basis.

                  d)       85% of Factory Training upon completion of Training.

                  e)       75% of Project Management upon shipment.

                  f) 60% of Installation services upon installation on per province basis.

                  g) 75% of Provisional Acceptance Services upon Provisional Acceptance on a per province basis.

                  h) 75% of Warranty and Documentation Services upon Provisional Acceptance on a per province basis.

                  i)       10% of total services upon final acceptance.

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                                   ARTICLE IV
                               AMENDMENT TO ORDER

4.1 Necessary Adjustment -- MTPO, may at any time issue Amendments to Order in the event that necessary adjustments within the general scope of this MEMORANDUM OF AGREEMENT in any one or more of the following are required in order to fully meet the requirements of the project:

         a.       drawings, designs or specifications;

         b.       method of shipment or packing; or

         c.       place of delivery.

         If any such order increase or decrease the cost of, or the time required for executing any part of, the work under this MEMORANDUM OF AGREEMENT, an equitable adjustment in MEMORANDUM OF AGREEMENT price and/or delivery schedule shall be mutually agreed upon between the parties and the MEMORANDUM OF AGREEMENT shall accordingly be modified in writing.

4.2 Additional Items -- MTPO may likewise issue an Amendment to Order where there are additional items needed and necessary for the protection of the goods which were not included in this MEMORANDUM OF AGREEMENT. Payments for these additional items shall be based on the unit prices in this MEMORANDUM OF AGREEMENT. If this MEMORANDUM OF AGREEMENT does not contain any rate applicable to the additional item, then suitable prices shall be mutually agreed upon between the parties. Requests for payment by SRT for any additional item shall be accompanied by a statement with approved supporting form, giving a detailed accounting and record of amount for which SRT claims payment. The MEMORANDUM OF AGREEMENT time shall likewise be extended, if warranted, by written agreement of the parties.

4.3 Approval of Agency Head -- Under no circumstance shall SRT proceed to commence work under any Amendment to Order unless the same has been approved by the DOTC Secretary or his duly authorized representative.

                                   ARTICLE V
                              PERFORMANCE SECURITY

5.1 Bank Guarantee -- SRT shall, within thirty (30) days from the signing of this MEMORANDUM OF AGREEMENT, post a Performance Security in the form of a Bank Guarantee equivalent to ten (10%) percent of the total MEMORANDUM OF AGREEMENT price, callable on demand, to guarantee the faithful performance of its obligation to supply, deliver to the site, install, commission and complete the system project in accordance with the agreed timetable/schedule and the terms and conditions of this MEMORANDUM OF AGREEMENT.

5.2 Local Bank Confirmation -- If the Bank Guarantee is issued by a foreign bank, the same should be confirmed by a local bank.

5.3 Additional Performance Security -- SRT shall likewise post an additional performance security within the time specified by MTPO, in a proportionate amount to cover any cumulative increase of more than ten (10%) percent over the original total MEMORANDUM OF AGREEMENT price as a result of cost adjustments and/or Amendments to Order.

5.4 Extension of Validity of Performance Security -- MTPO may likewise require SRT to extend the validity of its performance security/ies to cover approved time extensions.

5.5 Release of Performance Security -- Subject to the provisions of this MEMORANDUM OF AGREEMENT, the Performance security may be released after the issuance by MTPO of the Certificate of Acceptance of the completed and commissioned system; provided that there are no claims filed against SRT or the bank/surety company on account of the obligations of SRT under this MEMORANDUM OF AGREEMENT.

                                   ARTICLE VI
                     EFFECTIVITY OF MEMORANDUM OF AGREEMENT

6.1 Conditions for Effectivity -- The effectivity of this MEMORANDUM OF AGREEMENT shall be conditioned upon the occurrence of the following events:

         a) Signing of this MEMORANDUM OF AGREEMENT by the DOTC Secretary Vicente C. Rivera and / or Undersecretary Enrico T. Velasco;

         b) Conclusion of the Loan Agreement between the Department of Finance, representing the Philippine Government and SR Telecom, and the execution of the Deed of Assignment by SR Telecom in favor of the Export Development Corporation (EDC) of Canada and the execution thereof by the Philippine Government;

         c) Issuance of a Forward Obligation Authority from the DBM or CAF by the Chief Accountant of DOTC, pursuant to LOI No. 968.

                                   ARTICLE VII
                                   WARRANTIES

7.1 Against Manufacturing and Other Defects -- SRT hereby warrants the workmanship and quality of the equipment, materials and the works for a period of two (2) years from the issuance of the Certificate of Acceptance on a per province basis, and accordingly assures MTPO that manufacturing and other defects will be corrected by SRT, or equipment with such defects will be replaced, or defective workmanship rectified, upon demand by MTPO, at the sole account of SRT.

7.2 Special Bank Guarantee -- To assure that the foregoing warranties and the undertakings relative thereto are complied with faithfully, SRT shall post, before any downpayment is made under this MEMORANDUM OF AGREEMENT, a Special Bank Guarantee, callable on demand, issued by a bank acceptable to MTPO (if issuer is a foreign bank, a local bank should confirm the same) equivalent to ten (10%) percent of the total MEMORANDUM OF AGREEMENT price. The guarantee shall cover the warranty period and may be released thereafter provided that the goods supplied and the works are free from defects and all the conditions imposed under this MEMORANDUM OF AGREEMENT are fully met.

7.3 Non-applicability of Warranty -- The warranty on equipment shall not apply if maintenance and operating procedures are not carried in accordance with the manufacturer's instructions given in the manual accompanying the equipment.

7.4 Availability of Spare parts -- SRT hereby warrants and undertakes to cause and maintain the availability of spare parts in sufficient number and of appropriate quality, for at least ten (10) years from the expiry of the warranty period referred to in 7.1. Breach of this warranty shall make SRT liable to MTPO for liquidated damages in an amount equivalent to ten (10%) percent of the total MEMORANDUM OF AGREEMENT price for every year that such spare parts are unavailable within the said ten (10) year period.

                                  ARTICLE VIII
                            NON-PERFORMANCE OR DELAY

8.1 Force Majeure -- SRT shall be excused from the performance of its obligations under this MEMORANDUM OF AGREEMENT and shall not be liable for delay in performance if the delay is attributable to any cause beyond its control, including but not limited to war, civil disturbance, insurrection, sabotage, act of a public enemy, labor difficulties or disputes (but not in its own company), fire, flood, storm or other acts of Gods.

8.2 Other Causes -- Non-performance by SRT shall likewise be excused if the same is caused by MTPO's fault or negligence, or action or inaction of the Government of the Philippines including judicial or administrative action

8.3 Suspension of Work -- MTPO may suspend the work wholly or partly by written order for a certain period of time as it may deem necessary due to force majeure or other causes referred to above. SRT shall take all reasonable steps to minimize the costs allocable to the work covered by such order during work stoppage.

         Before the suspension order expires, MTPO shall either lift the order or terminate the work covered by the same. If the order is lifted, or if the period of the order expires, SRT shall have the right to resume work. The parties shall by written agreement make appropriate adjustments in the delivery schedule or MEMORANDUM OF AGREEMENT, or both, and this MEMORANDUM OF AGREEMENT shall be modified accordingly.

                                   ARTICLE IX
                               DAMAGES FOR DELAY

9.1 Liquidated Damages -- SRT shall complete the works within the time prescribed in this MEMORANDUM OF AGREEMENT. Should SRT incur any delay in its performance for reasons attributable exclusively to itself, SRT shall pay MTPO liquidated damages, not by way of penalty, an amount equal to one-tenth (1/10) of one (1%) percent of the cost of the delayed goods/works for every day of delay until such goods are finally delivered, and/or such works are completed, and accepted by MTPO. Such delay, however, shall not give rise to refusal or withholding of payment by MTPO for other completed phases.

9.2 Collection of Liquidated Damages -- The amount of liquidated damages shall be deducted from money due or which may become due to SRT, or collect the same from any securities or warranties posted by SRT, whichever is convenient to MTPO. Should the total sum of liquidated damages exceed fifteen (15%) percent of the total MEMORANDUM OF AGREEMENT price, MTPO shall automatically terminate this MEMORANDUM OF AGREEMENT and impose sanctions against SRT over and above the liquidated damages.

                                    ARTICLE X
                                   ARBITRATION

10.1 In the event of any dispute, claim or difference of opinion, the parties hereto shall do their best to settle the same amicably by negotiation. In the event settlement by negotiation is not achieved, such dispute shall, at the request of either party hereto, be first arbitrated without recourse to court action, under the Rules of Philippines Arbitration Law (R.A. No. 876) and any amendments thereto.

10.2 Arbitration shall be initiated by one party hereto giving thirty (30) calendar days notice in writing to the other party, of the desired commencement of arbitration proceedings.

10.3 Thereupon, a board of three (3) arbitrators shall be appointed, one of whom shall be chosen by the MTPO, one by SRT and a third by agreement of the parties, hereafter referred to as the Third Arbitrator. If either party fails to choose its arbitrator within fourteen (14) days after receiving a notice of the commencement of arbitration proceedings, the Third Arbitrator shall appoint the arbitrator required to complete the board.

10.4 The decision by a majority of this board shall be final and binding upon the parties hereto, who shall be fully liable therefor. Execution of such decisions, may be applied for in the proper courts of Pasig City, Metro Manila, exclusively, should resort thereto become necessary, the cost thereof to be borne by the losing party.

                                   ARTICLE XI
                                  TERMINATION

11.1 Breach of MEMORANDUM OF AGREEMENT -- Either party may terminate this MEMORANDUM OF AGREEMENT immediately upon notice in writing to the other party if such party shall breach any provisions in this MEMORANDUM OF AGREEMENT in any material respect and such breach remains unremedied within thirty (30) days after written notice from the non-breaching party.

11.2 Termination of Convenience -- MTPO may, when the interest of the Government so requires, terminate this MEMORANDUM OF AGREEMENT in whole or in part, for the convenience of Government, by giving SRT a written notice of the termination specifying the parts of the MEMORANDUM OF AGREEMENT terminated and when the termination becomes effective. SRT should incur no further obligations in connection with the terminated work, and on the date set in the notice of termination it shall stop work to the extent specified. SRT should also terminate outstanding orders and subcontractors as they relate to the terminated work and shall settle the liabilities and claims arising therefrom. With regards to the work not terminated, however, SRT shall be obliged to complete the same and may accordingly incur obligations as are necessary to do so.

                                   ARTICLE XII
                                   ASSIGNMENT

12.1 Written Consent -- Neither party shall assign this MEMORANDUM OF AGREEMENT in whole or in part without the written consent of either party. Such consent shall not be unreasonably withheld.

12.2 Assignee Acceptable to MTPO -- SRT may assign this MEMORANDUM OF AGREEMENT, wholly or partly, to any entity acceptable to MTPO. For this purpose, MTPO may require prior to its giving of consent, the submission of documents and other evidence of the proposed assignee's legal, technical and financial qualifications.

                                  ARTICLE XIII
                                ENTIRE AGREEMENT

13.1 Contents of Documents -- This MEMORANDUM OF AGREEMENT contains the entire agreement between the parties hereto as of the date hereof, and supersedes any and all previous understanding, commitments, agreements or representations whatsoever, whether oral, written or implied, between the parties with respect to the subject matter hereof. No modification, deletion of, or addition to the terms or provisions herein shall be binding on either party unless made in writing and duly signed by both parties through their duly authorized representatives.

                                   ARTICLE XIV
                          WARRANTY AGAINST CORRUPTION

14.1 No Offer of Consideration or Commission -- SRT hereby warrants that it or its representatives did not offer any government or MTPO official or employee any consideration or commission for this MEMORANDUM OF AGREEMENT, and it or its representatives did not exert or utilize any corrupt or unlawful influence to secure or solicit this MEMORANDUM OF AGREEMENT for any consideration or commission.

         SRT shall not subcontract any portion of the works under this MEMORANDUM OF AGREEMENT to any person known by SRT to be an official or employee of MTPO, or to the relatives within the third degree of consanguinity or affinity of any MTPO official or employee directly or indirectly involved in the project presentation or MEMORANDUM OF AGREEMENT award. SRT shall disclose the name of the person to whom a commission is paid or to be paid, and the amount thereof.

14.2 Violation -- Any violation of this warranty shall be sufficient ground for termination of this MEMORANDUM OF AGREEMENT and the deduction from the MEMORANDUM OF AGREEMENT price of the commission paid without prejudice to the filing of civil or criminal action against SRT and its representatives and MTPO officials and employees under the Anti-Graft and Corrupt Practices Law and other laws.

IN WITNESS WHEREOF, the parties hereto affix their signatures on the date and place first above written.

DEPARTMENT OF TRANSPORTATION
AND COMMUNICATIONS (DOTC) THROUGH                         SR TELECOM, INC.
THE MUNICIPAL TELEPHONE PROJECTS OFFICE (MTPO)

by:                                                   by:

/s/ DR. ENRICO T. VELASCO                             /s/ GARRY ROBERT FORBES
-------------------------                             ------------------------
DR. ENRICO T. VELASCO                                 GARRY ROBERT FORBES
   UNDERSECRETARY                                       VICE PRESIDENT

                           SIGNED IN THE PRESENCE OF:

  LEONCIA EVANGELISTA (APD MTPO)          JOHN TRELEAVEN (AMBASSADOR OF CANADA)
---------------------------------         -------------------------------------

IN WITNESS WHEREOF, the parties hereto affix their signatures on the date and place first above written.

DEPARTMENT OF TRANSPORTATION
AND COMMUNICATIONS (DOTC) THROUGH                         SR TELECOM, INC.
THE MUNICIPAL TELEPHONE PROJECTS OFFICE (MTPO)

by:                                          by:

/s/ DR. ENRICO T. VELASCO                     /s/ GARRY ROBERT FORBES
-----------------------------                -----------------------------------
DR. ENRICO T. VELASCO                         GARRY ROBERT FORBES
  UNDERSECRETARY                                VICE PRESIDENT

                           SIGNED IN THE PRESENCE OF:

/s/ LEONCIA EVANGELISTA                      /s/ JOHN TRELEAVEN
------------------------------------         -----------------------------------
LEONCIA EVANGELISTA                          JOHN TRELEAVEN
    APD MTPO                                 AMBASSADOR OF CANADA

                       GENERAL TERMS AND CONDITIONS OF THE
                            MEMORANDUM OF AGREEMENT

I.       DEFINITIONS

         In this MEMORANDUM OF AGREEMENT Document, terms hereinafter set forth shall have the following meanings, unless otherwise stated:

1.1      GOVERNMENT means the Government of the Republic of the Philippines

1.2      DOTC means the Department of Transportation and Communications.

1.3      SECRETARY means the Secretary of the DOTC.

1.4 MTPO means the Municipal Telephone Projects Office, which is duly authorized by DOTC to implement the project, and through which the DOTC acts in this MOA; also referred to herein as MTPO.

1.5 THE PROJECTS DIRECTOR means the head of the MTPO designated by DOTC to supervise the implementation of the Municipal Telephone Project.

1.6 PROJECT OFFICER means the MTPO staff duly authorized to act in the implementation of the Project personally or through authorized assistants.

1.7 INSPECTOR means any staff of MTPO duly authorized to undertake all the necessary inspection of the work performed or being performed, or of goods and services (as hereinafter defined respectively).

1.8 PROJECT means the Municipal Telephone Project Office "Telepono sa Barangay Phase IA" Expansion Project to be implemented under this MOA.

1.9 CONTRACTOR means SR Telecom Inc. of St. Laurent, Quebec, Canada, or SRT, as referred to in the MEMORANDUM OF AGREEMENT.

1.10 SUBCONTRACTOR means any party or parties having a direct MOA or contracts with the Contractor for the performance of any part or parts of the work to be executed under the MEMORANDUM OF AGREEMENT.

1.11 MEMORANDUM OF AGREEMENT (MOA) means the written agreement covering the supply of goods and services and the performance of the work. The MOA shall include any and all supplemental agreements and amendment to orders which may be executed to complete the work in accordance with the intent of the MOA. This written agreement shall include the following MOA documents:

         (1)      Unit Price List (UPL)

         (2) Technical Specifications incorporating agreements, revisions and clarifications as mutually agreed by both parties

         (3)      Price Schedule

         (4)      Implementation Schedule

         (5)      Financing

         (6)      Manufacturer's Warranty

         (7)      General Terms and Conditions of the MOA

1.12 GOODS means all kinds of machinery, apparatus, materials, equipment, articles, and necessary spare parts to be provided by the Contractor to MTPO in the implementation of the project, under this MOA.

1.13 WORK or WORKS means the provision of goods and services by the Contractor, necessary for the implementation of the Project as defined in the Technical specifications.

1.14 SERVICES means services ancillary to the supply of the Goods, such as transportation and insurance and any other incidental services, such as installation, commissioning, provision of technical assistance, training and other such obligations of the Contractor covered under the MOA;

1.15 TECHNICAL SPECIFICATIONS means the specifications which include Technical Requirements, Equipment specifications, the Contractor's Statements of Compliance and all other revisions, clarifications mutually agreed upon by both parties.

1.16 SITE means the actual place where Goods are to be delivered and where the Work is to be done by the Contractor.

1.17 CONTRACTOR'S GOODS means the equipment, tools and machinery brought to the site by the Contractor for the execution of the Work in the Philippines, but not part of the Goods as defined in par. 1.1 2.

1.18 PROVISIONAL ACCEPTANCE means acceptance of all the goods and services as defined in the Technical Requirements (See.TR5/3.0).

1.19 FINAL ACCEPTANCE means acceptance of all the goods and services as defined in the Technical Requirements (Sec.TR5/4.0).

1.20 DESIGN REVIEW MEETING or DRM means a meeting with MTPO and the Contractor's representatives that shall be held upon completion of the site survey of each system in order to finalize and freeze the system design. At the end of each DRM, a revised Bill of Quantities (BOQ) and minutes of meeting shall be signed by both parties and shall form integral parts of the Contract.

1.21 SYSTEM means all the equipment supplied and installed per province, which form part of a contiguous network interfacing with the National Public Switched Telephone Network (PSTN) at a single designated connection point (per province basis).

1.22 PROJECT IMPLEMENTATION SCHEDULE means the schedule for implementing work starting from the Effective Date of the MOA and ending on the Date of Provisional Acceptance of the last System.

1.23 NOTICE TO PROCEED means a letter from the MTPO informing the Contractor to commence the implementation of the Project.

1.24     LENDER/S means SR Telecom Inc. and Export Development Corporation
         (EDC).

2.       LANGUAGE AND UNIT STANDARD

         All drawings, design, specifications, manuals, name plates, markings, instructions, schedules, notices, documents and all written communications between MTPO and Contractor concerning the Work shall be in the English language. The metric symbol of weights and measures shall be used unless otherwise specified or required by MTPO.

3.       AUTHORIZED REPRESENTATIVES AND NOTICES

3.1 The Projects Director of the MTPO shall be duly authorized to act on behalf of the MTPO with respect to the implementation of the project.

3.2 The representative of the Contractor shall be duly authorized to act on behalf of the Contractor with respect to any or all matters relating to the implementation of the MOA, and shall be stationed in the Philippines during the period commencing not later than two (2) months prior to the commencement of the construction/installation work and shall leave one month after the Provisional Acceptance of the last system. He shall give full technical information to MTPO at its request.

3.3 Contractor, immediately after the signing of the Contract, shall appoint its duly authorized representative who has professional knowledge and experience in the telecommunications field and notify MTPO for approval thereof. The biodata of the Contractor's representative and key personnel to be dispatched to the Philippines shall also be submitted to MTPO for approval.

3.4 All notices required to be given by one of the parties to the other during the implementation of the Work shall be in writing and sent by telegraph, telefax, or telex or given either by personal delivery or by registered mail to the party concerned at the address specified below. In general, notices shall be effective upon receipt by any of the parties.

         Purchaser: Project Director, MTPO, 21st Floor, Strata 100 Bldg. Emerald
                  Street, Pasig, Metro Manila, Philippines; Fax: 632-04-55 / Telephone nos. 632-0453, 632-0454

         Contractor: SR Telecom Inc., TEXTRON Bldg. 4/F 168 Luna Mencias St.,
                  San Juan Metro Manila.

4.       USE OF LOCAL PERSONNEL

         Contractor shall utilize Filipino personnel whenever possible, and Contractor's personnel shall be limited only to engineers, specialized technicians and administrative personnel.

5.       CONTRACTOR'S RISK RESPONSIBILITY

5.1 Contractor shall take upon itself the whole risk of executing the Work in compliance with the provisions of the MOA Documents, and all the Goods obtained for the purpose of the MOA shall be its responsibility until the date of the Provisional Acceptance of each portion of the Work subject to the provisions on Warranty under thus MOA.

5.2 Contractor or MTPO shall not take advantage of any apparent error or omission in the MOA Documents. In the event Contractor or MTPO discovers any apparent error or discrepancy in the MOA documents, it shall immediately notify the other party for a joint evaluation and resolution.

5.3 Contractor shall pay due attention to the Work and shall cooperate in every possible way with the Project Officer and Inspector, and further with other contractors of the Government having connection with the execution of the Project.

5.4 Any approvals made by MTPO shall not relieve the Contractor from its obligation and responsibilities under the MOA.

6.       RESPONSIBILITY OF PROJECT OFFICER

6.1 The duties of the Project Officer are to supervise the Work and examine the workmanship employed in its execution. The Project Officer shall have no authority to relieve the Contractor of any of its duties or obligations under the Contract.

6.2 Any written instruction or approval given by the Project Officer to the Contractor within the terms of such delegation shall bind Contractor as if it had been given by MTPO.

7.       ENVIRONMENTAL CONDITIONS

         Subject to the Technical Specifications, the Contractor must take every precaution in the design and construction of the telecommunications systems and ancillary facilities taking into account the environmental conditions prevailing in the Philippines, and in particular, typhoons and earthquake hazards.

8.       PROVISION OF GOODS AND LABOR BY CONTRACTOR

         Unless otherwise specifically stipulated herein, Contractor shall provide and pay for all labor, materials, equipment, tools, construction equipment and machinery, water, electricity, oil fuel, utilities, transportation and other facilities and services, as well as any temporary offices and other structures necessary for proper execution and completion of the Work.

9.       QUALITY OF GOODS AND WORKMANSHIP

         The Contractor warrants that the Goods and Services supplied shall conform with the Technical Specifications of the Contract. The Contractor further warrants that all materials and equipment are new and of good quality, free from faults and defects. If required by MTPO, Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment supplied.

10.      CONSTRUCTION AND INSTALLATION PROCEDURES

         Contractor shall execute the Work, using its best skill and attention. It shall be solely responsible unless otherwise directed by MTPO for all construction and installation means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the MOA until the date of Provisional Acceptance.

11.      OPERATION AND MAINTENANCE INSTRUCTIONS

         Contractor shall furnish MTPO on the date of Provisional Acceptance, the Operation and Maintenance Instructions together with the as-built drawings with sufficient detail to enable MTPO employees to maintain and adjust all plans of the system as needed during the Provisional Acceptance Period. The Work shall not be considered turned over under the terms of Paragraph 30 if such Operation and Maintenance Instructions have not been turned over to MTPO. Final as-built drawings shall be supplied by Contractor not later than the date of Final Acceptance.

12.      SUBCONTRACTORS

         The Contractor shall notify the MTPO in writing of the names of its subcontractors under the MOA if not already specified in the proposal. Such notification shall not relieve the Contractor from any obligation or liability under the Contract. The Contractor shall be responsible for acts, defaults and negligence of its subcontractors, servants and workmen as if they were the acts of the Contractor provided however that the provision of labor on a piecework basis shall not be deemed to be subcontracting under this paragraph.

13.      CONTRACTOR'S EMPLOYEES

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13.1     Employees of the Contractor for the execution of the Work under this
         MOA shall at all times be idealized and recognized as the employees of the Contractor under its administrative control and supervision and shall at no time be identified as employees of MTPO or DOTC.

13.2 Contractor, shall with the assistance of MTPO if required, obtain and furnish necessary personnel passports, visas, security clearances, permits, licenses, authorizations and other documents for its personnel under this Contract.

13.3 At all limes under this Contract, Contractor shall exercise complete administrative control and supervision over its employees. Contractor and its employees shall conform with all applicable local laws, regulations and ordinances, and shall promptly correct any violations brought to its attention.

13.4 Contractor shall be responsible for the professional and technical competence of its employees and do its best to select and employ only those persons who in its judgment shall be reliable and competent and who shall comply with local laws and customs and conform to a high standard of moral and ethical conduct.

13.5 Contractor agrees, upon written request from MTPO and after mutual agreement, to terminate the work assignment of any of its employees performing the work under this Contract, if MTPO considers that such termination is necessary to protect the interest of the Government. Contractor shall bear all expenses necessary for such termination of work assignment and shall provide replacement of equal or better qualifications and acceptable to MTPO, within a reasonable period of lime, at its own expense.

14.      GOVERNING LAWS

         Any work done in the Philippines by Contractor shall comply with all the laws of the Philippines and the regulations, orders and rulings in force therein.

15.      PATENT RIGHTS, ROYALTIES AND INDEMNITY

15.1 Contractor shall indemnify the MTPO against all third party claims of infringement of patent, trademark or industrial design which arise from use of the Goods or any part thereof in the manner specified in the specifications or drawings. MTPO shall promptly notify the Contractor of any pending suit and upon such notification, Contractor shall take sole responsibility for the defense and/or settlement of the dispute.

15.2 If the Purchaser shall be prevented by permanent injection from the use of any equipment in the System, the Contractor shall substitute, at no additional cost to the MTPO, such equipment or parts thereof with other equally suitable equipment or parts.

15.3 The Purchaser agrees to indemnify the Contractor against claims incurred by the Contractor by reason of infringement of any registered patent or copyright arising out of:

         a. the manufacture, sale, or use of the work from designs, models, plans furnished by the MTPO and

         b. Contractor's compliance with MTPO's instructions directing changes to the work which leads to the infringement; provided that Contractor shall timely warn MTPO of any infringement or possibility thereof resulting from changes to the Work upon MTPO's instructions.

16.      PRICES

16.1 All payments and other financial terms regarding the MOA price shall be in US Dollars.

17.      TERMS OF PAYMENT

17.1     Equipment

a.       Downpayment

         15% downpayment upon effectivity of MOA

b.       Shipment

         50% of the price of the Goods shall be paid within 30 days from the date of shipment of each delivery against presentation to the Lender/MTPO or MTPO of a copy of the following documents:

(1)      Ocean bill of lading or airway bill

(2)      Commercial invoice

(3)      Packing List

(4)      Insurance Certificate

(5)      Factory Inspection Certificate of Equipment

(6)      Delivery Certificate (for local portion only)

c.       Installation

         15% of the price of the Goods shall be paid within 30 days upon installation of Goods at Site (per site basis) against presentation to the Lender/MTPO of certificates from the MTPO confirming the installation of goods at site and a Contractor's Invoice.

         However, if the installation cannot be achieved because of MTPO's fault, payment shall be claimed after delivery and inspection of the equipment at site and shall not be unduly withheld In such case, payment shall be made against a delivery certificate issued by MTPO as soon as decision not to install has been mutually agreed by both parties.

d.       Provisional Acceptance

         10% of the price of the Goods shall be paid within 30 days after the completion of the Provisional Acceptance of each system or other items not related to any system such as NMC spares or training system and against presentation to the Lender/MTPO of a Provisional Acceptance Certificate and Contractor's invoice.

         If Provisional Acceptance Certificate is not received within 30 days from completion of the Provisional Acceptance for reasons not attributed to the Contractor as Section 3.12/TR5 of the Technical Specifications, Annex "E", of the Contract, Provisional Acceptance shall be deemed to have occurred.

e.       Final Acceptance

         10% of the price of the Goods shall be paid within thirty (30) days after the date of Final Acceptance of each system and/or other items not related to any system such as NMC spares or training system and against presentation to the Lender/MTPO of a Final Acceptance Certificate and Contractor's invoice.

         If Final Acceptance Certificate is not received within 30 days from completion of the Final Acceptance for reasons not attributed to the Contractor as Section 3.12/TR5 of the Technical Specifications, Annex "E", of the Contract, Final Acceptance shall be deemed to have occurred.

17.2     Services

a.       Downpayment

         15% downpayment upon effectivity of MOA

b.       Engineering Services upon Design Freeze

         75% of the MOA Price, of the Services for Engineering Services shall be paid after design freeze of each province duly approved by the MTPO and Contractor's invoice to the Lender/MTPO.

c.       Installation Services upon Design Freeze

         15% of the MOA Price of the Services for Installation Services shall be paid after design freeze of each province duly approved by the MTPO and Contractor's invoice to the Lender/MTPO.

d.       Factory Training

         85% of the MOA Price of the Services for Factory Training shall be paid within 30 days from the completion of said training against presentation to the Lender/MTPO of a Contractor's invoice countersigned by the Purchaser.

e.       Project Management

         75% of the MOA Price of the Services for Project Management services shall be paid upon initial shipment of goods against submission of corresponding report to the Purchaser and Contractor's invoice to the Lender/MTPO.

f.       System Services upon Installation

         60% of the MOA Price of the Services for System Services upon installation for each province shall be paid within 30 days upon completion of said services upon presentation of a certificate from the MTPO of such completion and Contractor's invoice to Lender/MTPO.

g.       Provisional Acceptance Services

         75% of the MOA Price of the Services for Provisional Acceptance Services shall be paid upon the issuance of a Provisional Acceptance Certificate from the MTPO on a per province basis against presentation to the Lender/MTPO of Contractor's invoice.

         If Provisional Acceptance Certificate is not received within 30 days from completion of the Provisional Acceptance for reasons not attributed to the Contractor as Section 3.12/TR5 of the Technical Specifications, Annex "E", of the Contract, Provisional Acceptance shall be deemed to have occurred.

h.       Warranty and Documentation Services

         75% of the MOA Price of the Services for the Warranty and Documentation Services shall be paid upon issuance of a Provisional Acceptance Certificate on a per province basis against presentation to the Lender/MTPO of Contractor's invoice.

i.       Final Acceptance

         10% of the price of the Services shall be paid within 30 days from the date of Final Acceptance of each province and NMC spares and/or training system and against presentation to the Lender/MTPO of a Final Acceptance Certificate and Contractor's invoice.

         If Final Acceptance Certificate is not received within 30 days from completion of the Final Acceptance for reasons not attributed to the Contractor as Section 3.12/TR5 of the Technical Specifications, Annex "E", of the Contract, Final Acceptance shall be deemed to have occurred.

18.      SECURITIES

18.1     Performance security

         Within one month upon signing of the Contract, the Contractor shall furnish the MTPO with a Performance Security in the form of a Bank Guarantee equivalent to 10% (ten percent) of the total MOA Price callable on demand, to guarantee the faithful performance of its obligations to supply, deliver to the site, install, commission and complete the system/project in accordance with the agreed timetable/schedule and the terms and conditions of this Contract.

19.      SHIPMENT

19.1     Delivery

         Items to be shipped or delivered under this MOA shall be limited to Goods and Contractor's Equipment required for the execution of the Contract.

         Delivery shall be considered to be made FOB Port/Airport of loading and then CIF site under Contractor shipping instructions and MTPO acting as the IMPORTER (CONSIGNEE).

         The terms and conditions of FOB and CIF shall be in compliance with the trade of "INCOTERMS 1990 with relevant Amendments" being accepted as the International Rules by the International Chamber of Commerce (I.C.C.).

         Contractor may ship Goods to the Philippines either by air or by sea at its discretion. The airway bill shall be considered as the bill of lading.

         Upon the shipment of Goods, Contractor shall notify Purchaser and the Insurance Company by fax or telex of the full details of shipment, Port of discharge etc., and shall send the following documents to MTPO by international courier service, which should be received by MTPO at least 10 days prior to arrival of shipment so that MTPO can take the necessary actions and make necessary arrangements with the Philippine authorities concerned for exemption from taxes, duties and all impositions to be levied on Goods in the Philippines:

         a)       Commercial Invoice    :    Five (5) copies

         b)       Packing List          :    Five (5) copies

         c)       Non-negotiable
                  Bill of lading or     :    Five (5) copies
                  House Air Waybill

         d)       Insurance Certificate :    Two (2) copies

         e)       Manufacturer's
                  Guarantee Certificate :    Five (5) copies

         f)       Inspection Certificate:    Five (5) copies

19.2     Partial Shipment

         Partial shipment is acceptable, as well as transhipment.

20.      PACKING OF GOODS

         With respect to packing, Contractor shall give particular attention to the following:

(1) Goods to be supplied by Contractor shall be securely fastened and packed to avoid damage during transportation to their destinations or storage for reasonable period of time in any warehouse. Contractor shall give particular attention to the protection of Goods for transportation by sea and handling on land under tropical climatic conditions. Such packing must be sufficient to ensure safe arrival at destination and to withstand such hazards as rough handling and possible corrosion by exposure to salty seawater spray.

(2) The destination of Goods, crate identification, etc., shall be indicated clearly on the external surface of each bale or package as shown below:

         To: Republic of the Philippines/ "Telepono sa Barangay" Project

                  MOA No.     :

                  License No. :

                  Name of Station :

                  Port of Destination :

                  Case No. a/b/c/: A/B (see Remarks hereinafter)

                  Net Weight   :

                  Gross Weight :

                  Dimension of Case:

                  Remarks     A = Serial number of case
                              B = Total number of cases in batch

21.      INSURANCE

         Without limiting its obligations and responsibilities under this Contract. Contractor shall effect the following insurance against all loss and damage from whatever cause for which it is responsible under the terms of the Contract:

21.1     Freight Insurance

         Contractor shall arrange for an all-risks overseas and inland transportation insurance from the port of loading to the Site covering all Goods to be supplied under the MOA to the full CIF value.

21.2     Erection All-Risks Insurance

         The Contractor shall also secure Erection All-Risks Insurance to cover against all risks (except war risk, nuclear risk, and other risks normally excluded from such policies) during the Work against physical loss of or damage to all Goods and the Work to the full value until the effective date of Provisional Acceptance of each relevant system.

21.3 The Contractor shall replace or repair the damaged, lost or destroyed Goods until their Provisional Acceptance upon the written direction of the MTPO. If any loss, damage, or destruction of the Goods causes an increase in the time required for the Contractor's performance of any part of the work under the Contract, the Project Implementation Schedule shall be extended accordingly by written agreement of the parties.

21.4     Workmen's Compensation Insurance

         Prior to commencement of physical work under this Contract, Contractor shall obtain, pursuant to Philippine Laws, Workmen's Compensation Insurance for all personnel employed by it in connection with the Work under this MOA and maintain the same during the MOA Period, as security for compensation benefits against work-related injury or employer's liability.

22.      INLAND TRANSPORTATION AND STORAGE

22.1 The MTPO shall act as the Importer (CONSIGNEE) in this Project. The Contractor shall undertake to secure the customs clearance of goods with the assistance of the MTPO. The Government shall shoulder all relevant taxes and duties and shall accomplish applicable import documents. The Project Implementation Schedule is predicated upon the timely release of goods from the Philippines Customs. To the extent the Contractor, with the assistance of the MTPO, is unable to obtain the release of the Goods within the time set forth in Annex "G" of the Contract, the Project Implementation Schedule shall be extended accordingly by written agreement of the parties.

22.2 Goods shall be stored in Contractor's warehouses under its responsibility before delivery to the sites.

22.3 Contractor shall be responsible for the handling and safe movements of Goods in off-loading from the on-loading to its transport at the storage areas well as at Site.

22.4 Contractor shall be responsible for payment of expenses for execution and arrangements of clearing Goods through ports/airports of destination, storage and transportation to site, exclusive of applicable taxes and duties.

23.      TARIFFS, DUTIES AND TAXES

23.1 Export tariffs, duties or other taxes or charges, if any, levied outside the Philippines shall be paid by Contractor, and Contractor shall not demand reimbursement from the Government for payments made for those tariffs, duties and taxes.

23.2 All taxes, value added tax, Philippine duties, license fees, and other such levies imposed, directly or indirectly by or inside the Philippines on any Goods, materials, equipment, vehicles and Services, purchased or acquired for, or related to the Project shall, unless the Contractor is exempted from same, be paid for by the MTPO.

24.      WORK PERMIT, CERTIFICATE AND OTHER AUTHORIZATION

24.1 MTPO shall assist the Contractor to obtain in the Philippines any of the required authorizations, including entry visa and work permits for Contractor's employees. For this purpose, Contractor shall submit to MTPO the list of Contractor's personnel to be dispatched on a full-time basis for the Work, one (1) month before their arrival in the Philippines.

24.2 MTPO shall issue identification cards and other Certificates for Contractor's personnel, when necessary for execution of the Work.

24.3 MTPO shall allow Contractor to use, free of charge, during the execution of the Work the tools, cards or measuring equipment, etc., to be supplied under this Contract. In case damage or losses should occur on such tools, cards or measuring equipment, they shall be repaired or replaced with non-defective ones by Contractor as soon as possible at no cost to the MTPO. Furthermore, measuring equipment shall be checked and calibrated by Contractor before returning to MTPO.

25.      LICENSES AND PERMITS

         Licenses and Permits shall be obtained by the Contractor with the assistance of MTPO pursuant to the Technical Requirements of the Contract.

         The Contractor shall maintain an Office in the Philippines for the purpose of performing its obligations under this MOA and other contracts involving this Project. To this effect, the MTPO shall assist the Contractor in obtaining any governmental license or permit for the maintenance of such Project Office.

26.      ACCEPTANCE OF WORK

26.1     Provisional Acceptance

(1)      Provisional Acceptance Test

Provisional Acceptance Test shall be carried on a province per province basis as follows:

(a) When all the construction and installation works have been completed, the Provisional Acceptance Test shall be executed by the Contractor in the presence of and under the direction of the Project Officer in accordance with the Technical Specifications.

         Prior to initiating the test procedures, Contractor shall submit for approval to MTPO the test or commissioning procedures. MTPO shall have thirty (30) days from receipt of the procedures to register its observations in writing to Contractor. Should MTPO fail to inform Contractor of its observations within that period, the said documents shall then be considered as approved.

(b) Contractor shall give MTPO at least three (3) weeks prior written notice of the date on which the Provisional Acceptance Test shall be conducted. Unless otherwise agreed upon within seven (7) days from the receipt of said notice the Provisional Acceptance Tests shall take place at the date proposed by the Contractor in his written notice.

(c) Contractor shall supply necessary labor, materials, equipment, apparatus, instruments, power, fuel and the like necessary for the execution of the Provisional Acceptance Test.

(d) If Contractor and MTPO disagree on the interpretation of a test result each shall give a statement of its findings to the other within fourteen (14) days after such disagreement arises. The statement shall be accompanied by all relevant evidence.

(e) The tests shall be conducted according to the procedures abovementioned and shall be declared completed as soon as the equipment satisfies the said procedures as indicated in the Technical Specifications.

(f) It is understood that the tests shall be considered as valid even if the nominal values for which the equipment is designed are not reached at the time of the testing period due to conditions beyond Contractor's control (such as smaller number of subscribers actually connected or no connection available with other external networks).

(g)      The Work shall be considered accepted when:

                  All Acceptance Tests have been carried out and results show that all tests meet the Acceptance criteria as per the Technical Specifications;

                  The MTPO shall notify the Contractor in writing of such Acceptance. If the MTPO fails to notify the Contractor within ten (10) working days from the date when results of the Acceptance Tests shall have been issued as greed upon, the Provisional Acceptance Certificate shall be deemed to have been issued as of the date when results of the Acceptance Tests meet the objectives. In the event that the system fails to meet the Acceptance criteria due to causes not imputable to the Contractor, Acceptance of the work shall be deemed to have taken place on the date of completion of Acceptance Tests, and any extra work required to correct any such performance deficiencies shall be for the account of MTPO.

(2)      Provisional Acceptance Certificate

         Provisional Acceptance Certificate shall be delivered on a per province basis.

a. After the Provisional Acceptance Tests shall have been completed but not later than 15 days thereafter, satisfying all the relevant requirements under the MOA except minor defects not affecting the overall operation of the said system, MTPO shall issue the Provisional Acceptance Certificate for that province.

b. Before the issuance of the Provisional Acceptance Certificate, Contractor shall hand over and submit to MTPO the spare parts, units, materials, test equipment, tools, instruction handbooks and other information necessary for the operation and the maintenance of the system.

c. If for reasons beyond Contractor's control, such as but not limited, to Force Majeure, some stations of a system cannot be entirely installed, the acceptance tests for that system shall be conducted by Contractor, attended by MTPO representative on the partially installed system. Contractor shall deliver the equipment of the station(s) that cannot be installed to the appropriate MTPO storage area.

         A Delivery Certificate shall be drawn up and signed by MTPO and Contractor. This Certificate shall constitute the provisional acceptance of the stations concerned, thus permitting the issue of the Provisional Acceptance Certificate for the relevant system. Contractor is however not relieved of its responsibility to install the relevant portion of the system should its installation become possible.

d. Upon issuance of the Provisional Acceptance Certificate, that system shall be deemed to have been turned over to MTPO. In case a decision is made not to install such equipment or facility, then an appropriate deduction on the installation cost shall be made.

e. In case the Purchaser puts any portion(s) of the Work executed by the Contractor into commercial service the portion(s) shall be deemed to have been provisionally accepted at the time of such commercial service and the Purchaser shall issue the Provisional Acceptance Certificate for the said portion(s) within seven (7) days after the start-up of commercial service.

26.2     Final Acceptance Certificate

         MTPO shall issue the Final Acceptance Certificate on a per province basis upon confirmation by the Project Director that all the duties of the Contractor under the MOA relevant to that system have been completed against the notification presented by Contractor stating that all defects and faults have been cleared.

27.      WARRANTY

27.1 The Contractor warrants that the Goods supplied and the Work shall conform with the Technical Specifications. The Contractor further warrants that the Goods supplied under this MOA shall be free of front failure due to defective material or faulty workmanship and the Work performed in accordance with the designs, specifications and internationally accepted standards for the same or similar services for a period of twenty four (24) months from the date of Provisional Acceptance.

27.2 The MTPO shall promptly notify the Contractor in writing of any claims arising under this warranty.

27.3     This warranty does not apply to:

         a) Equipment or components normally consumed in operation or which have a normal life inherently shorter than twelve (12) months.

         b)       Equipment or parts which have been:

                  (i) misused, altered, abused, or dated in any way by the MTPO;

                  (ii) improperly stored, or operated or maintained not in accordance with the written instructions of the Contractor; or

         (c) Equipment used in conjunction with or connected to non-Contractor supplied equipment which does not perform in accordance with the Technical Specifications; or

         (d) Equipment repaired by others without the Contractor's written consent or not in accordance with the Contractor's written consent or not in accordance with the Contractor's instructions.

27.4 Provided that written notice of defect is promptly given to the Contractor, within the applicable warranty period, the Contractor shall within a reasonable period repair or replace the defective goods thereof at no cost to the Purchaser. If Contractor fails to make good any defects within a reasonable time, MTPO may proceed to make good the same at Contractor's expense after a thirty (30) day written notice to the Contractor.

27.5 Repairs or replacement shall not interrupt or extend the Contractor's warranty period. Any equipment replaced under the Contractor's warranty shall be subject to the manufacturer's warranty. No equipment shall be repaired or replaced pursuant to the warranty provisions hereof without the Contractor's written authorization and instructions, which shall not be unreasonably withheld.

27.6 The MTPO under the supervision of Contractor shall be responsible for detecting the origin of the faults and identifying the faulty parts, shipping them to Contractor's premises within two (2) weeks of fault discovery, at the expense of Contractor which shall replace them with brand new spare parts taken out from the spare parts lot, and shall restart the system in accordance with the 2nd level maintenance procedures detailed in the Technical Specifications.

27.7 The total liability of the Contractor and its suppliers of every type on any and all claims shall not exceed the price allocated to the equipment, or part thereof which gave rise to the claims, except as otherwise provided herein.

27.8 Until the expiration of the warranty period or any extension thereof, Contractor shall have access to the project sites, at its own risk and expense, at all reasonable times.

27.9 Contractor warrants to make available and provide to MTPO at reasonable prices, terms and conditions. The same type of components and spare parts or their equivalents needed for the operation and maintenance of the system at any time during a period of ten (10) years from the date of issuance of the Final Acceptance Certificate.

27.10 The spare parts buffer of MTPO shall be replenished up to the normal level of inventory by the Contractor at its expense before the expiry of the warranty period.

28.      TIME OF COMPLETION

28.1 Completion of the Work up to Provisional Acceptance of all systems shall be within twenty-four (24) months after effectivity of the Contract.

28.2 Should performance by the Contractor be delayed or should the Contractor be unable to comply with its duties and responsibilities for reasons attributable to Paragraphs 30, 31 and 33 the completion dale shall be extended accordingly.

28.3 Should performance by the Contractor be delayed or should the Contractor fail to comply with its duties and responsibilities for reasons not attributable to the Contractor such as but not limited to reasons attributable to the Government or reasons attributable to Force Majeure, extensions of the Project Implementation Schedule shall be granted to the Contractor and these extensions shall be equal in time to the duration of the delays incurred.

29.      AMENDMENT TO ORDER

29.1 MTPO may at any time issue Amendments to Order in the event that the necessary adjustments within the general scope of this MOA in any one or more of the following are required in order to fully meet the requirements of the project:

         a.       drawings designs or specifications;

         b.       method of shipment or packing; or

         c.       place of delivery.

         If any such order increases or decreases the cost of, or the time required for executing any part of the work under this contract, an equitable adjustment in MOA price and/or delivery schedule shall be mutually agreed upon between the parties concerned and the MOA shall accordingly be modified in writing.

29.2 MTPO may likewise issue an Amendment to Order where there are additional items needed and necessary for the protection of the goods which were not included in this Contract. Payments for these additional items shall be based on the unit prices in this Contract. If this MOA does not contain any rate applicable to the additional item then suitable prices shall be mutually agreed upon between the parties. Requests for payment by SRT for any additional item shall be accompanied by a statement with the approved supporting form, giving a detailed accounting and record of amount for which SRT claims payment. The MOA time shall likewise be extended if warranted by written agreement of the parties.

29.3 Under no circumstance shall SRT proceed to commence work under any Amendment to Order unless the same has been approved by the DOTC Secretary or his duly authorized representative.

30.      FORCE MAJEURE

30.1 Contractor shall not be responsible for delay of the MOA completion date or non-performance of its contractual obligations due to Force Majeure such as Acts of God, of a public enemy, insurrection, civil war, social unrest, acts of Government in its sovereign capacity, fires, floods, earthquakes, landslide, natural disasters and other conditions, epidemics, restrictions, strikes, lockouts, sabotage, combination of workmen and freight embargoes, etc. which cause failure to perform the MOA and in which case are beyond control of the Contractor

30.2 In case of such Force Majeure, this MOA may be amended or extended or terminated wholly or partially by mutual agreement of both parties.

30.3 If any damage or loss has been caused to any Work done or to Goods by Force Majeure as defined in Paragraph 31.1 for which neither of the parties is responsible Contractor shall promptly notify MTPO of the event and shall if possible make good such damage or loss if required by MTPO to do so at mutually agreed prices.

         If such damage is covered by Insurance the amount of its coverage shall be deducted from the amount of damage to be borne by the Government.

30.4 Likewise, Contractor shall not be held responsible for damages to the equipment and works caused by unforseeable external occurences such as but not limited to:

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         -        Earthquakes, volcanic eruptions, typhoons flooding.

         -        Blasting and the likes resulting from war combat, mining.

31.      SUSPENSION OR TERMINATION OF CONTRACT

31.1     In case of Force Majeure

         In case of Force Majeure as stipulated in Section 30 Contractor shall be entitled to suspend the execution of the MOA for the period such Force Majeure shall last. In this case Contractor shall properly protect and secure the Work during this Suspension period.

         If such protection and securing of the Work are deemed impossible, the Contractor shall notify MTPO in writing, giving the reasons, and the matter shall be settled through negotiation between the parties hereto. Should such suspension last for a period exceeding six (6) months, either of the parties hereto shall be entitled unless otherwise agreed upon to terminate this MOA with respect to the remaining Work and shall give Notice of Termination by registered mail to the other party. In case of such termination the MTPO shall pay within one month therefrom to the Contractor the value of all equipment already shipped to the Philippines and the cost of the Work executed prior to the date of termination.

         For all the other expenses to be made by Contractor or its subcontractors for the termination of MOA equitable solutions shall be found through negotiations between the parties.

31.2     In case of Contractor's Default

         If Contractor should fail to perform the MOA with due diligence and/or refuse or neglect to comply with any reasonable orders of MTPO with respect to the MOA or contravene any provision of the Contract, MTPO may give a notice to Contractor to make good the said failure, neglect or contravention.

         Should Contractor fail to comply with the said notice within 30 days from receipt of such notice, the MTPO may terminate the MOA by giving notice of termination by registered mail to Contractor. In this event the MTPO shall be entitled to retain the balance due to the Contractor in order to pay for the costs to be incurred for the due completion of the Works.

31.3     In case of Default of MTPO

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         In the event the MTPO is in default of its obligations under this
         Contract, the Contractor may give the MTPO a written notice of default. If the MTPO fails to remedy the condition of default within a period of thirty (30) days from receipt of such notice the Contractor may terminate the MOA without prejudice to its other remedies under the Contract.

32.      SECURITY OF THE PERSONNEL

32.1 The security of the personnel of the Contractor and its Subcontractor/s shall be respected as the most important factor during the execution of the Contract.

32.2 Before the commencement of installation, MTPO shall ensure that the sites have been made available for Contractor's works.

         MTPO shall in accordance with the time schedule, grant Contractor free access to the sites in order to carry out all its obligations during the whole period of the Project under the Implementation Schedule of the contract.

32.3 The Contractor may suspend the execution of the MOA subject to consultation and agreement with MTPO if the security of any of its personnel is threatened by possible or actual civil commotion, hostilities, terrorism, bomb threat, guerrilla activity, warfare, rebellion, murder, sabotage, extortion, unexplained industrial accidents, kidnapping or any other social unrest or upheaval. In case of emergency the representatives of the Contractor and MTPO shall make the decision to suspend the execution of the Contractor to ensure the security of the personnel, and the Contractor shall notify MTPO as soon as possible.

32.4 MTPO in case of threat to the security of the Contractor's personnel, shall render all possible assistance and cooperation to the Contractor to endure their safety, well-being, medical care and safe evacuation out of the unsecured area.

32.5 The implementation of the MOA if suspended due to the above situation shall be resumed from the date mutually agreed upon by both parties. The Project Implementation Schedule shall likewise be accordingly adjusted by agreement of the parties.

33.      PROTECTION OF TELECOMMUNICATION ACTIVITY

         During the installation period, Contractor shall pay special attention to the protection of the existing telecommunications facilities from damage, interference or trouble.

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         If such damage, interference or trouble should occur, Contractor shall immediately suspend the Work and ask MTPO for instructions.

34.      PREVENTION OF DAMAGE

34.1 Contractor shall, at its expense, provide facilities necessary to prevent damage to the Work, Goods and adjacent structures of a third party until the Work shall have been completed and accepted.

34.2 At existing stations the Contractor shall take all possible precautions against disturbance to operational equipment, and shall in no respect impede the work of MTPO.

34.3 The Contractor shall maintain the work places at each site in an orderly condition, and shall remove all combustible materials from the vicinity of the station.

34.4 Contractor shall, whenever it considers it especially necessary to do so for the prevention of accidents, take proper measures at its own cost, and notify Project Officer of the measures taken.

34.5 Contractor shall not, for any purpose, enter other properties than those belonging to the Project, without obtaining the permission of the person in charge or Project Officer.

34.6 MTPO shall assist Contractor to clear the locations (above and underground) where the work and equipment related to the microwave stations, are to be erected and constructed. Contractor shall not be held responsible for any encroachment into any private or public property related thereto or for any trespassing into third party estates if MTPO has failed to acquire the necessary land and to keep Contractor informed of the same.

35.      DAMAGE TO THIRD PARTY

35.1 Contractor shall be responsible for all direct damages only, to the property of any person resulting from any neglect, or misconduct in its manner or method of executing the Work, or defective Work or materials, or acts of its employees, and the said responsibility shall not be released until the Work shall have been completed and accepted. In the case of such damage, Contractor shall restore the damaged property, at its own expense, to the condition equivalent to that existing before such damage or injury.

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35.2     In case it is difficult for Contractor to settle the matters mentioned above by itself, the MTPO shall cooperate with Contractor. However, expenses needed for such measures shall be borne by Contractor.

35.3 Contractor shall indemnify and keep the MTPO indemnified against all losses and claims for such injuries or direct damages as mentioned above, and all claims, demands, proceedings, damages, cost, charges and expenses in respect or in relation thereto. No extension of lime shall be made in connection therewith.

35.4 Contractor shall not be responsible for any damage or injury attributable to the Government or any third party.

36.      ARBITRATION

         In the event of any dispute, claim or difference of opinion, the parties hereto shall do their best to settle the same amicably by negotiation. In the event settlement by negotiation is not achieved, such dispute shall, at the request of either party hereto, be first arbitrated without recourse to court action, under the Rules of the Philippines Arbitration Law (R A. No. 876) and any amendments thereto.

         Arbitration shall be initiated by one party hereto giving thirty (30) calendar days notice in writing to the other party of the desired commencement of arbitration proceedings.

         Thereupon, a board of three (3) arbitrators shall be appointed, one of whom shall be chosen by the MTPO, one by the Contractor and a third by agreement of the parties hereafter referred to as the Third Arbitrator. If either party fails to choose its arbitrator within fourteen (14) days after receiving a notice of the commencement of arbitration proceedings, the Third Arbitrator shall appoint the arbitrator required to complete the board.

         The decision by a majority of this board shall be final and binding upon the parties hereto, who shall be fully liable therefor. Execution of such decisions may be applied for in the proper courts of Pasig City, Metro Manila, exclusively, should resort thereto become necessary, the cost thereof to be borne by the losing party.

37.      MONTHLY PROGRESS REPORT

         Contractor shall submit to the MTPO "Monthly Progress Reports" the Work executed for each month, within the first ten (10) days of the following month and in a form and number of copies to be determined by MTPO. The MTPO shall confirm in writing the quantity of the Work stated in the report within ten (10) days after its submission. In case confirmation or objection to the quantity of the Work is not given within the said ten (10) working days, the Monthly Progress Report shall be considered approved by MTPO.

38.      CLEANING-UP

         Contractor shall at all times pay due attention to sanitation at the Site and shall keep it free from accumulation of waste materials or garbage caused by its operations.

         Upon completion of the Work it shall remove all the surplus materials and garbage from the site as well as its tools, equipment, machinery, and waste materials within the time designated by MTPO.

39.      MATTERS NOT STIPULATED IN CONTRACT

         All matters not stipulated in the MOA shall be determined by negotiation between the MTPO and Contractor as required, and no agreement or understanding shall be binding on either of the parties hereto unless in writing and signed by authorized representatives of both parties.

40.      EFFECTIVE DATE OF THE MEMORANDUM OF AGREEMENT (MOA)

         The Effective Date of this MOA is the date when all of the following conditions are fulfilled:

         a. Signing of this MOA by the DOTC Secretary Vicente C. Rivera and/or Undersecretary Enrico T. Velasco;

         b. Conclusion of the Loan Agreement between the Department of Finance, representing the Philippine Government and SR Telecom, and the execution of the Deed of Assignment by SR Telecom in favor of the Export Development Corporation of Canada (EDC) and also the execution thereof by the Philippine Government;

         c. Issuance of a Forward Obligation Authority from the DBM or CAF by the Chief Accountant of DOTC, pursuant to LOI 968.

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41.      CONFIDENTIALITY

         Both parties shall treat all proprietary information concerning the Project as private and confidential.

42.      WORKING HOURS

         The normal working hours of Contractor are eight (8) hours/day from of 8:00 a.m. - 5:00 p.m. except Saturdays, Sundays, and legal holidays.

43.      LIQUIDATED DAMAGES

43.1 SRT shall complete the works within the time prescribed in this Contract. Should SRT incur any delay in its performance for reasons attributable exclusively to itself, SRT shall pay MTPO liquidated damages, not by way of penalty, an amount equal to one -tenth (1/10) of one percent (1%) of the cost of the delayed goods /works for every day of delay until such goods are finally delivered, and/or such works are completed, and accepted by MTPO. Such delay, however, shall not give rise to refusal or withholding of payment by MTPO for other completed phases.

43.2 The amount of liquidated damages shall be deducted from money due or which may become due to SR, or collect the same from any securities or warranties posted by SR, whichever is convenient to MTPO. Should the total sum of liquidated damages exceed fifteen percent (15%) of the total MOA price, MTPO shall automatically terminate this MOA and impose sanctions against SRT over and above the liquidated damages.